UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2008

LIBERTY TAX CREDIT PLUS II L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-24660	13-3458180
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)	(Zip Code)

212-317-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 2, 2008, Liberty Tax Credit Plus II L.P. (the “Partnership”) issued a press release announcing that it recently became aware of a tender offer by Peachtree Partners, Ira Gaines and Barry Zemel (collectively, the “Offerors”) to purchase beneficial assignment certificates of the Partnership (“BACs”).  The Offeror seeks to purchase no more than 4.9% of the 115,917 outstanding  BACs of the Partnership at a price of $27.50 per BAC, less any distributions paid after May 15, 2008, as described in the Offerors’ written tender offer materials dated May 15, 2008.  The Offerors are not affiliated with the Partnership or its general partners.  A copy of the Partnership’s press release, which contains the Partnership’s response to the Offer, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached as an exhibit hereto contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and also include a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.Financial Statements and Exhibits

(a).           Not applicable

(b).           Not applicable

(c).           Not applicable

(c).           Exhibits

 99.1           Press release, dated June 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY TAX CREDIT PLUS II L.P.
(Registrant)

	By:	RELATED CREDIT PROPERTIES II L.P.,
a General Partner

		By:	Related Credit Properties II Inc.,
its General Partner

Date: June 2, 2008			By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer